Exhibit 3.2

Effective as of March 17, 2023

BYLAWS

OF

ATLAS AIR WORLDWIDE HOLDINGS, INC.

Article I

OFFICES

Section 1.01     Registered Office. The address of the registered office of Atlas Air Worldwide Holdings, Inc. (hereinafter the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be further amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 1.02     Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

Article II

STOCKHOLDERS

Section 2.01     Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, if any, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.02     Annual Meetings. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors.  At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 2.03     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Chief Executive Officer and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.04     Notice of Meetings. Except as otherwise provided by the Certificate of Incorporation or applicable law, notice, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxyholders not physically present may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records books of the Corporation.

Section 2.05     Quorum; Adjournment of Meetings. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of an adjourned meeting need be given except as required by law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06     Required Vote. At all meetings of the stockholders at which directors are to be elected, a plurality of the votes cast by stockholders entitled to vote for the election of such directors shall be sufficient to elect such directors. Except as otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any regulation applicable to the Corporation or its stockholders, in all matters other than the election of directors, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.07     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 2.08     Action Without a Meeting. Unless prohibited by the Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

Section 2.09     Maintenance and Inspection of Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Article III

BOARD OF DIRECTORS

Section 3.01     General Powers. Except as otherwise provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02     Citizenship of Directors. Notwithstanding anything to the contrary in these Bylaws, at least two-thirds of directors serving on the Board of Directors and the Chairman of the Board shall be “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time).

Section 3.03     Number of Directors. The total number of directors shall be as determined from time to time by resolution of the Board of Directors.  The directors need not be stockholders.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.04 of these Bylaws, and each director shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation, Section 3.02 of these Bylaws or otherwise by law, any director or the entire Board of Directors may be removed, either with or without cause, by the stockholders entitled to vote.

Section 3.04     Vacancies on Board of Directors. Except as otherwise provided in the Certificate of Incorporation, any vacancy resulting from the death, resignation, removal or disqualification of any director or other cause, or any newly created directorship resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director. Each director so appointed shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

Section 3.05     Place of Meetings. The Board of Directors may hold its meetings at such place or places, if any, within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 3.06     Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, if any, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.

Section 3.07     Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President, the Chief Executive Officer or by a majority of the directors.

Section 3.08     Telephonic Participation. All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

Section 3.09     Quorum; Required Vote. Except as otherwise provided by law or the Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that in no event shall a quorum be less than one-third of the total number of directors if there were no vacancies. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided by law or the Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.10     Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions or transmissions are filed with the minutes or proceedings of the Board of Directors or committee.

Section 3.11     Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation. The resignation of any director shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12     Committees of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action (other than the election or removal of directors) expressly required by the DGCL to be submitted to the stockholders or adopting, amending of repealing the Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Notwithstanding anything to the contrary in these Bylaws, at least two-thirds of the members of each of the executive committee, audit committee, compensation committee and nominating and corporate governance committee of the Board of Directors shall be “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time).

Section 3.13     Fees and Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article IV

OFFICERS

Section 4.01     Officers. The elected officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a Chief Executive Officer or a President, or both, a Chief Financial Officer, and a Secretary, all of whom shall be elected by the Board of Directors. The Chairman of the Board, if any, shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. In addition, the Board of Directors or any duly appointed committee thereof may from time to time elect such other officers (including one or more Vice Presidents, Assistant Secretaries, Treasurers and Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Any number of offices may be held by the same person. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee, as the case may be.

Section 4.02     Citizenship of Officers. Notwithstanding anything to the contrary in these Bylaws, the Chief Executive Officer, the President, if any, and at least two-thirds of the other managing officers of the Corporation shall be “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time).

Section 4.03     Term of Office. Each principal officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification.

Section 4.04     Removal. Any officer may be removed, either with or without cause, at any time, by the Board of Directors. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her earlier death, resignation, removal or disqualification, whichever event shall first occur, except as otherwise provided in an employment contract.

Section 4.05     Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation. The resignation of any officer shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06     Vacancies. A vacancy in any office may be filled in the manner prescribed in these Bylaws for appointment to such office.

Section 4.07     Powers and Duties. Subject to the control of the Board of Directors, the officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors or duly appointed committee thereof:

(a)      Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

(b)      Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors. Unless there shall have been elected one or more Presidents of the Corporation, the Chief Executive Officer shall be the President of the Corporation.

(c)      President. Each President shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.

(d)     Vice Presidents. Each Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

(e)      Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, Chief Executive Officer or a President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, Chief Executive Officer, each President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Executive Officer may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(f)       Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Article V

CAPITAL STOCK

Section 5.01     Certificates. At the option of the Board of Directors, the stock of the Corporation may be (i) uncertificated, evidenced by entries into the corporation's stock ledger or other appropriate corporate books and records, as the Board of Directors may determine from time to time, or (ii) evidenced by a certificate signed by, or in the name of, the Corporation by any two authorized officers, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

Section 5.02     Transfers of Stock. The shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. In the case of certificated shares of stock, transfers shall be made on the books of the Corporation only by the holder thereof or by such holder’s attorney duly authorized in writing, upon surrender for cancellation of certificate(s) for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of uncertificated shares of stock, transfers shall be made on the books of the Corporation only upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. Notwithstanding anything to the contrary herein, no transfer of stock shall be valid as against the Corporation for any purpose (a) unless such transfer is in compliance with Article VI of these Bylaws and Article Sixth of the Certificate of Incorporation, and (b) until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. For the avoidance of doubt, any transfer or attempted transfer that results in Non-Citizens (as defined in Section 6.02) owning or controlling more than 24.9% of the voting interest of the Corporation shall be void ab initio and of no effect.

Section 5.03     Record Owners. The stock ledger shall be the only evidence as to who are the stockholders of the Corporation and the Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends, to vote and to receive notice, and otherwise to exercise all of the rights and powers of an owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.04     Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 5.05     Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Corporation may require the owner of any such certificate, or such owner’s legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.06     Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Article VI

LIMITATIONS ON OWNERSHIP BY NON-CITIZENS

Section 6.01     Equity Securities. All capital stock of the Corporation (collectively, “Equity Securities”) shall be subject to the limitations set forth in this Article VI.

Section 6.02     Non-U.S. Citizen Voting and Ownership Limitations. At no time shall more than 24.9% of the voting interest of the Corporation be owned or controlled by persons who are not “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time) (such persons, “Non-Citizens”). In the event that Non-Citizens shall own (beneficially or of record) or have voting control over stock of the Corporation, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with the applicable provisions of law and regulation relating to the ownership and control of a U.S. air carrier. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any holder of stock of the Corporation for the purposes of this Section 6.02.

Section 6.03     Foreign Stock Record. The Corporation or any transfer agent designated by it shall maintain a separate stock record (the “Foreign Stock Record”) in which shall be registered stock of the Corporation known to the Corporation to be owned or controlled by persons who are Non-Citizens. The Foreign Stock Record shall include (i) the name and nationality of each such Non-Citizen, (ii) the number of shares of stock owned or controlled by such Non-Citizen, and (iii) the date of registration of such stock in the Foreign Stock Record. In no event shall shares of stock of the Corporation in excess of 24.9% of the voting interest of the Corporation be entered on the Foreign Stock Record. In the event that the Corporation shall determine that the shares of stock of the Corporation registered on the Foreign Stock Record exceeds 24.9% of the voting interest of the Corporation, sufficient shares of stock of the Corporation shall be removed from the Foreign Stock Record so that the number of shares of stock of the Corporation entered therein does not exceed 24.9% of the voting interest of the Corporation. Shares of stock of the Corporation shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein (i.e., last on, first off).

Section 6.04     Suspension of Voting Rights . If at any time the number of shares of stock of the Corporation known to the Corporation to be owned or controlled by Non-Citizens exceeds 24.9% of the voting interest of the Corporation, the voting rights of such shares of stock owned or controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders shall, without further action by the Corporation, be suspended. Such suspension of the voting rights shall automatically terminate upon the earlier of the (i) transfer of such stock to a person or entity who is a “citizen of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time), or (ii) registration of such shares of stock on the Foreign Stock Record, subject to the last two sentences of Section 6.03.

Section 6.05     Restrictions on Transfer to Non-Citizens. Any transfer or attempted transfer that results in Non-Citizens owning or controlling more than 24.9% of the voting interest of the Corporation shall be void ab initio and of no effect. Any person who transfers or attempts or intends to transfer beneficial ownership of its stock that will or may violate the foregoing sentence shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transfer, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such transfer on the ownership or control of the Corporation by Non-Citizens. Each person who is a beneficial owner of shares of stock of the Corporation and each person (including the stockholder of record) who is holding shares of stock of the Corporation for a beneficial owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s compliance with requirements of Sections 6.02 and 6.03 of these Bylaws.

Section 6.06     Certification of Shares.

(a)      The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the Corporation, or otherwise) require a person that is a holder of record of shares or that the Corporation knows to have, or has reasonable cause to believe has beneficial ownership or control of shares to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

(i)            all shares as to which such person has record ownership or beneficial ownership are owned and controlled only by “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time); or

(ii)           the number of shares of record or beneficially owned by such person that are owned and/or controlled by Non-Citizens is as set forth in such certificate.

(b)      With respect to any shares identified in response to clause (a) above, the Corporation may require such person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article VI.

(c)      For purposes of applying the provisions of this Article VI with respect to any shares, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 6.06, the Corporation may presume that the shares in question are owned and/or controlled by Non-Citizens.

Section 6.07     Legend. Each certificate or other representative document for capital stock of the Corporation (including each such certificate or representative document for such capital stock issued upon any permitted transfer of capital stock) shall contain a legend in substantially the following form:

THE SECURITIES OF ATLAS AIR WORLDWIDE HOLDINGS, INC. REPRESENTED BY THIS CERTIFICATE OR DOCUMENT ARE SUBJECT TO OWNERSHIP, CONTROL, AND VOTING RESTRICTIONS WITH RESPECT TO CERTAIN SECURITIES HELD BY PERSONS OR ENTITIES THAT FAIL TO QUALIFY AS “CITIZENS OF THE UNITED STATES” (AS SUCH TERM IS DEFINED IN 49 U.S.C. § 40102(A)(15) AS INTERPRETED BY THE U.S. DEPARTMENT OF TRANSPORTATION, OR AS THE SAME MAY BE AMENDED FROM TIME TO TIME). SUCH OWNERSHIP, CONTROL, AND VOTING RESTRICTIONS ARE CONTAINED IN THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF ATLAS AIR WORLDWIDE HOLDINGS, INC., AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME. A COMPLETE AND CORRECT COPY OF SUCH CERTIFICATE OF INCORPORATION AND BYLAWS SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF THE SECURITIES REPRESENTED HEREBY UPON WRITTEN REQUEST TO THE SECRETARY OF ATLAS AIR WORLDWIDE HOLDINGS, INC.

Article VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.01     Proceedings Other Than Those Brought by the Corporation. The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 7.02     Proceedings Brought by the Corporation. The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 7.03     Indemnification and Expenses. To the extent that a director or officer of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or Section 7.02, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 7.04     Authorization for Indemnification Against Expenses. Any indemnification under Section 7.01 or Section 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02.  Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. The Corporation, acting through its Board of Directors or otherwise, shall cause such determination to be made if so requested by any person who is indemnifiable under this Article VII.

Section 7.05     Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.06     Indemnification of Expenses not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.07     Directors and Officers Insurance. The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 7.08     Corporation Defined, Effects of Merger or Consolidation. For the purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.09     Other Enterprises Defined. For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

Section 7.10     Cessation of Director or Officer Status. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.11     Proceeding Initiated by Individual. The Corporation shall be required by these Bylaws to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by any person having indemnification rights under this Article VII has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Article VIII

AMENDMENTS

Section 8.01     Amendments by Stockholders. These Bylaws may be altered, amended or repealed and new Bylaws may be added by the stockholders.

Section 8.02     Amendments by the Board of Directors. The Board of Directors may adopt, amend or repeal these Bylaws as provided in the Certificate of Incorporation.

Article IX

DEFINITIONS

Section 9.01     Definitions. Terms used in these Bylaws and not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation.

Article X

MISCELLANEOUS PROVISIONS

Section 10.01     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 10.02     Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation

Section 10.03     Payment of Dividends; Directors’ Duties. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve.

Section 10.04     Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the event for which notice was so required, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 10.05     Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power

Section 10.06     Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman, Chief Executive Officer, President, Chief Financial Officer or Secretary.